Exhibit 99.1

Viela Bio Reports Second Quarter 2020 Financial Results and Program Highlights

Company to host investor conference call and webcast today at 5:00 pm ET

Gaithersburg, MD—August 12, 2020—Viela Bio (Nasdaq:VIE), a biotechnology company dedicated to the discovery, development and commercialization of novel treatments for autoimmune and severe inflammatory diseases, today reported financial results and provided program highlights for the second quarter ended June 30, 2020.

“Viela had another productive quarter marked by the U.S. FDA approval of UPLIZNATM—also known as inebilizumab—in the U.S.,” said Bing Yao, Ph.D., Chief Executive Officer at Viela Bio. “In parallel, we continue to advance the development of inebilizumab in the U.S. in additional indications such as myasthenia gravis and IgG4-related disease.”

Added Dr. Yao: “Beyond UPLIZNATM, we continue to make progress throughout our entire pipeline. We recently reported positive interim Phase 1b data from our ongoing trial with VIB7734 and selected systemic lupus erythematosus as our area of focus for a Phase 2 trial. Separately, we are planning to initiate a Phase 1 trial with this product candidate in patients with COVID-19-related acute lung injury. Looking toward our objectives for the rest of the year and beyond, we are well-positioned having recently raised gross proceeds of approximately $169 million in an underwritten public offering, which will support our clinical and commercial execution and extends our cash runway into 2023.”

PROGRAM HIGHLIGHTS

UPLIZNATM (inebilizumab-cdon)

•	UPLIZNATM Commercial Launch Underway

On June 11, the U.S. Food and Drug Administration (FDA) approved UPLIZNATM for the treatment of adult patients with neuromyelitis optica spectrum disorder (NMOSD) who are anti-AQP4 antibody positive as a twice-a-year maintenance regimen following initial doses. UPLIZNATM is the first and only treatment designed to deplete B cells that is approved by the FDA for this patient population. Commercial launch activities are currently underway, with focus on both centers of excellence and community neurologists throughout the U.S.

•	Viela Preparing for Additional Clinical Trials with Inebilizumab

Phase 3 trials of inebilizumab in myasthenia gravis and IgG4-related disease are projected to initiate in Q4 2020. The Company is also conducting a Phase 2 trial for kidney transplant desensitization, which due to the COVID-19 pandemic, remains voluntarily paused.

VIB4920

•	Viela Resumes New Patient Enrollment in Ongoing Trial with VIB4920

Viela is currently conducting a Phase 2b trial with VIB4920 in Sjögren’s syndrome as well as a Phase 2 trial in patients with kidney transplant rejection. Due to the COVID-19 pandemic, new patient enrollment in both trials had been voluntarily paused, but has recently resumed in the kidney transplant rejection trial, with enrollment in the Sjögren’s trial anticipated to resume in Q4 2020. The Company continues to explore other potential indications associated with the CD40/CD40L co-stimulatory pathway for potential additional clinical studies.

VIB7734

•	Company Reports Interim Results from Phase 1b trial with VIB7734 and Selects SLE for Phase 2 Trial

In May, the Company reported positive interim data from a Phase 1b study with VIB7734, its novel anti-ILT7 therapy. Interim findings indicated safety and tolerability comparable to placebo control across all cohorts with the final data analysis expected to be completed in Q3 2020. Based on the positive interim results, as well as additional efficacy and biomarker data from cohort 3, the Company has selected systemic lupus erythematosus (SLE) as the lead indication of a planned Phase 2 trial.

•	Viela Prepares for New Study in COVID-19-Related Acute Lung Injury

Viela is planning to initiate a Phase 1 study in Q3 2020 with VIB7734 in patients with COVID-19-related acute lung injury. Results from this study are anticipated in Q1 2021, at which time the Company will decide whether to pursue additional clinical trials in this indication.

FINANCIAL RESULTS

•

For the second quarter of 2020, Viela reported a net loss of $38.9 million, compared to a net loss of $5.5 million for the second quarter of 2019. As of June 30, 2020, Viela had $448.4 million in cash, cash equivalents, and investments and no outstanding debt. In June 2020, Viela completed an underwritten public offering of its common stock and issued and sold 3,600,000 shares of common stock, at a public offering price of $47.00 per share, for aggregate gross proceeds of $169.2 million.

•	Research and development expenses were $25.4 million for the second quarter of 2020, which include $1.4 million of non-cash stock-based compensation expenses.

•	General and administrative expenses were $14.4 million for the second quarter of 2020, which include $1.7 million of non-cash stock-based compensation expenses.

•

Total operating expenses for the second quarter of 2020 totaled $39.8 million, compared to $6.1 million for the second quarter of 2019. Non-cash share-based compensation expenses totaled $3.1 million for the second quarter of 2020, compared to $0.6 million for the second quarter of 2019.

Conference Call and Webcast

The Company will host a live webcast and conference call to discuss financial results and program highlights for the second quarter of 2020 today at 5:00 p.m. EDT.

The webcast will be accessible on the Events & Presentations page of Viela Bio’s website. Individuals can participate in the conference call by dialing (877) 783-8848 (domestic) or (631) 350-0960 (international) and referring to conference ID #: 4945969

The archived webcast will be available for replay on the Viela Bio website approximately two hours after the event.

About Viela Bio

Viela Bio, headquartered in Gaithersburg, Maryland, is a biotechnology company dedicated to the discovery, development and commercialization of novel treatments for autoimmune and severe inflammatory diseases. For more information, please visit www.vielabio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, contained in this press release, including statements regarding our strategy, future operations, prospects, plans, objectives of management; our expectations regarding the commercialization of UPLIZNATM; our belief that UPLIZNATM provides prescribing physicians an important new treatment option for patients living with NMOSD; our belief that UPLIZNATM could reduce attacks which can lead to devastating and irreversible disability in patients living with NMOSD; our estimate of the number of people in the U.S. suffering from NMOSD; our estimate of the percentage of patients with NMOSD that test positive for anti-AQP4 antibodies; statements regarding the timing and progress of our ongoing clinical trials with inebilizumab in additional indications, as well as with our other product candidates; potential benefits of UPLIZNATM; our expectations regarding the availability of UPLIZNATM; and the commercialization and market acceptance of UPLIZNATM; our expectations about sufficiency of our existing cash balance and the anticipated impact of the COVID-19 pandemic on our commercialization efforts, business, operations and clinical trials; and our plans and the expected timing for the availability and reporting of data from our ongoing clinical trials are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” or the negative of these terms or other comparable terminology, which are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various factors may cause differences between our expectations and actual results as discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including without limitation, the risks and uncertainties described in the section entitled “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019 that was filed with the SEC on March 25, 2020 and our subsequent periodic and current reports filed with the SEC. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
License revenue	$—	$20,000	$—	$20,000

Total revenue	—	20,000	—	20,000

Operating expenses:
Research and development	25,412	16,811	52,241	33,426
General and administrative	14,408	9,296	29,690	14,333

Total operating expenses	39,820	26,107	81,931	47,759

Loss from operations	(39,820)	(6,107)	(81,931)	(27,759)

Other income:
Interest income	963	634	2,297	1,310

Total other income	963	634	2,297	1,310

Net loss	$(38,857)	$(5,473)	$(79,634)	$(26,449)

Net loss per share attributable to common stockholders—basic and diluted	$(0.74)	$(8.94)	$(1.55)	$(72.06)

Weighted average common shares outstanding—basic and diluted	52,212,006	612,059	51,482,502	367,041

Other comprehensive income
Unrealized gains on marketable securities, net	$776	$—	$650	$—

Total other comprehensive income	776	—	650	—

Total comprehensive loss	$(38,081)	$(5,473)	$(78,984)	$(26,449)

Balance Sheets

(Unaudited)

(In thousands, except share and per share amounts)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$131,551	$200,851
Marketable securities	293,995	113,945
Accounts receivable	—	30,000
Prepaid and other current assets	11,261	6,242

Total current assets	436,807	351,038
Marketable securities, non-current	22,832	31,415
Property and equipment, net	1,517	1,499
Capital lease assets	1,017	—
Intangible assets	19,700	—
Other assets	122	102

Total assets	$481,995	$384,054

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,337	$7,459
Accrued expenses and other current liabilities	29,930	9,192
Related party liability	4,490	12,892
Capital lease liability - current	184	—

Total current liabilities	40,941	29,543
Capital lease liability - non-current	836	—

Total liabilities	41,777	29,543

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized as of June 30, 2020 and December 31, 2019; no shares issued or outstanding as of June 30, 2020 and December 31, 2019	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized as of June 30, 2020 and December 31, 2019; 54,722,948 and 50,617,868 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	54	51
Additional paid-in capital	795,842	631,154
Accumulated other comprehensive income	655	5
Accumulated deficit	(356,333)	(276,699)

Total stockholders’ equity	440,218	354,511

Total liabilities and stockholders’ equity	$481,995	$384,054

Source: Viela Bio

Contacts:

Investors:

Solebury Trout

Chad Rubin

646-378-2947

crubin@soleburytrout.com

Media:

Solebury Trout

Amy Bonanno

914-450-0349

abonanno@soleburytrout.com

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